UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017
HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (212) 906-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 6, 2017, Spectrum Brands, Inc. (“Spectrum Brands”), an indirect majority owned subsidiary of HRG Group, Inc. (“HRG”), entered into the second amendment (the “Second Amendment”) to the credit agreement, dated as of June 23, 2015 (the “Credit Agreement”), by and among Spectrum Brands, SB/RH Holdings, LLC, Deutsche Bank AG New York Branch (as the administrative agent) and the lenders party thereto from time to time.
The Second Amendment modified certain terms of the Credit Agreement’s revolving facility to, among other things, extend its maturity, increase the aggregate commitment amount of the U.S. dollar tranche of the revolving facility, reduce the aggregate commitment amount of the multi-currency tranche of the revolving facility and adjust interest rate margins and unused commitment fees.
Interested parties should read public filings and other announcements by Spectrum Brands Holdings, Inc., the indirect parent of Spectrum Brands and a majority owned subsidiary of HRG, for more information regarding the foregoing matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: March 6, 2017